Exhibit 10.24


                        1996 DECLARATION OF AMENDMENT TO
                         THE FIRST WACHOVIA CORPORATION
                         SENIOR MANAGEMENT AND DIRECTOR
                                   STOCK PLAN


         THIS DECLARATION OF AMENDMENT, made this 25th day of October, 1996, by WACHOVIA CORPORATION (the "Company"), to the First Wachovia Corporation Senior Management and Director Stock Plan (the "Plan");

                                R E C I T A L S:

         It is deemed advisable to amend the Plan in order for transactions made pursuant to the Plan to comply with the terms of Rule 16b-3, adopted pursuant to
Section 16 of the Securities Exchange Act of 1934, as amended, and to remove certain plan restrictions which are no longer required by Rule 16b-3.

         NOW, THEREFORE, IT IS DECLARED that, effective as of October 25th, 1996, the Plan shall be amended as follows:

         1. By deleting Section 2(a) of the Plan and inserting the following in lieu thereof:

                  "The Plan shall be administered by the Management Resources and Compensation Committee (the 'Committee') of the Board of Directors of the Corporation (the 'Board'). Each member of the Committee shall be a 'non-employee director,' as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), or any successor rule. The Committee shall be comprised of no fewer than the minimum number of non-employee directors as may be required by Rule 16b-3."

         2. By deleting Section 6(b)(ii) of the Plan and inserting the following in lieu thereof:

                  "An Option may be exercised by giving written notice of at least ten days to the Committee at such place as the Committee shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of (i) cash; (ii) shares owned by the Optionee at the time of exercise; (iii) delivery of a properly executed written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale





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                  or loan proceeds to pay the Option price;  (iv) funds borrowed from a related corporation; or (v) any combination of the foregoing. Shares tendered in payment on the exercise of an Option shall be valued at their fair market value on the date of exercise, as determined by the Committee by applying the provisions of Section 6(a)(ii)."

         3.       By deleting the last sentence of  Section 6(c) of the Plan.

         4. By deleting subparagraphs (a), (b) and (c) of Section 8 of the Plan and inserting the following sentence at the end of
                  Section 8:

                  "Each Election must be made in writing to the Committee prior to the Tax Date."

         5. By amending Section 13 of the Plan to delete the following sentence:

                  "Notwithstanding the foregoing, shareholder approval shall be required for any other amendments which require such approval in order to secure an exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended."


         IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of Wachovia Corporation as the day and year first above written.


                                                WACHOVIA CORPORATION


                                                By: /s/ L. M. Baker, Jr.
                                                -----------------------------
                                                    Chief Executive Officer

ATTEST:


/s/ Alice Washington Grogan
---------------------------
         Secretary

      [Corporate Seal]
                                       2



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